Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137143) of our report dated June 27, 2022, with respect to the financial statements and supplemental schedule of Hanesbrands Inc. Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)
High Point, North Carolina
June 27, 2022